EX-10.71.23

FIRST AMENDED AND RESTATED NOTE

$50,000,000.00                                                                                                                               July 9, 2010
                                                                                                                                Seattle, Washington

FOR VALUE RECEIVED, EMERITUS CORPORATION, a corporation organized under the laws of the State of Washington (“Borrower”), shall pay to the order of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“Lender”), the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00), or so much thereof as shall have been advanced to Borrower, with interest on so much thereof as shall from time to time be outstanding at the rate of interest set forth below, until fully paid.

This First Amended and Restated Note (“Note”) is made by Borrower in full substitution of a certain Note made by Borrower in favor of Lender dated June 30, 2008, in the principal amount of $50,000,000.00 (“Original Note”).  This note constitutes a modification and renewal of the existing indebtedness evidenced by the Original Note and does not cancel such existing indebtedness.  Substitution of this note for the Original Note shall not affect the priority of the lien of the Master Lease 1 Mortgage or the Master Lease 2 Mortgage (defined below).

1. Definitions.

“Asset Purchase Agreement” means that certain agreement between Lender, as seller, and Borrower, as buyer, dated as of June 9, 2008.

“Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio or a day which national banking institutions are not open.

“Closing Date” means June 30, 2008.

“Collateral Document” means the Master Lease 1 Mortgage, the Master Lease 2 Mortgage, the Master Lease 1, the Master Lease 2, or any other document providing security for or guarantee of repayment of this note.

“Commencement Date” means [i] the Closing Date if the Closing Date occurs on the first day of a month or [ii] the first day of the month after the Closing Date if the Closing Date occurs on any day other than the first day of the month.

“Commitment Fee” means the commitment fee payable to Lender in an amount equal to 1% of the Loan Amount.

“Default Rate” means 18.50%.

“Event of Default” has the meaning set forth in §8.

“Excess Capital” means the proceeds received by Borrower (net of direct, reasonable and reasonably documented transaction expenses) in connection with the issuance of any indebtedness or equity by Borrower through a public or private placement of its securities, whether registered or exempt from registration, in excess of $150,000,000.00 in the aggregate from and after the date hereof.  For the absence of doubt, proceeds received by shareholders as a result of their selling any shares owned by them in any such public or private placement shall not be included as “Excess Capital”.

“Increaser” means [i] .25% with respect to each of the first two anniversaries of the Commencement Date; [ii] 0% with respect to the third anniversary of the Commencement Date; and [iii] .15% with respect to each other anniversary of the Commencement Date.

“Initial Rate” means a rate equal to 8%.

“Interest Rate” means [i] the Initial Rate from after the Closing Date and for 12 months after the Commencement Date, and [ii] commencing on the first anniversary of the Commencement Date and each anniversary of the Commencement Date thereafter, the Interest Rate shall increase by adding the Increaser to the then current Interest Rate.

“Loan” means the loan from Lender to Borrower in the Loan Amount.

“Loan Amount” means $50,000,000.00.

“Master Lease 1” means that certain Amended and Restated Master Lease Agreement between Lender and certain affiliates of Lender, as landlord, and Borrower, as tenant, dated as of September 30, 2003, as amended.

“Master Lease 1 Mortgage” means the Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, which will be made by Borrower in favor of Lender to secure repayment of this note as of the Effective Date of the Master Lease 1 Mortgage (as such date is defined therein) and which is secured by, among other things, the Leasehold estate of Borrower arising under Master Lease 1.

“Master Lease 2” means that certain Master Lease Agreement between Lender and certain affiliates of Lender, as landlord, and Borrower, as tenant, dated as of September 30, 2004.

“Master Lease 2 Mortgage” means the Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, which is made by Borrower in favor of Lender to secure repayment of this note as of the Effective Date of the Master Lease 2 Mortgage (as such date is defined therein), and which is secured by, among other things, the leasehold interest of Borrower arising under Master Lease 2.

“Maturity Date” means July 1, 2014.

“NHP Note” means any note or similar obligation to pay money from Borrower or a Borrower affiliate to Nationwide Health Properties or one of its affiliates, individually and collectively.

“State” means the State of Ohio.

“Term” means the period commencing on the Closing Date and ending on the Maturity Date.

2. Interest Rate.

(a) Initial Rate.  Interest shall accrue on the principal amount outstanding from time to time after the Closing Date until the Maturity Date at the Interest Rate.

(b) Post-Maturity Rate.  If the outstanding balance of this note has not been paid in full by the Maturity Date, interest on this note shall accrue at the Default Rate.

(c) Default Rate.  After the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on this note, and on any judgment on this note, at the Default Rate.

(d) Computation Method.  All interest rates shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).

3. Payments.  Borrower shall make payments in arrears in accordance with the following:

(a) On the Commencement Date and on the first day of each consecutive month thereafter through and including June 30, 2011, Borrower shall pay to Lender accrued interest on this note at the then current Interest Rate.

(b) Commencing on July 1, 2011 and on the first day of each month thereafter until the Maturity Date, Borrower shall make monthly payments of $200,000.00 of principal plus accrued interest.

(c) On the Maturity Date or upon prepayment of this note in full, Borrower shall pay the outstanding balance of this note, including the outstanding principal balance, all accrued and unpaid interest and all charges, expenses and other amounts payable by Borrower to Lender hereunder or under the Master Lease 1 Mortgage or the Master Lease 2 Mortgage.

(d) On the Closing Date, Borrower paid to Lender the Commitment Fee.

(e) In the event that the Lender sells, assigns, transfers, negotiates, or grants participations in all or any part of, or any interest in the Loan to any person or entity (a “Lender Transferee”) and [i] such Lender Transferee (or, if such Lender Transferee is a disregarded entity for United States federal income tax purposes, the Person treated, for United States federal income tax purposes, as the owner of the assets of such Lender Transferee) is not organized under the laws of the United States or a state thereof and [ii] such Lender Transferee fails to establish to the reasonable satisfaction of Borrower that payments to such Lender Transferee are exempt from United Stated withholding taxes, Borrower shall not be required to

“gross-up” payments made to such Lender Transferee for United States withholding taxes withheld by Borrower.  Any amounts withheld shall be remitted to the applicable taxing authority and treated, for purposes of this note and any Collateral Document, as if they were paid to such Lender Transferee

4. Method and Place of Payment.  Borrower shall make all payments on this note by electronic wire transfer in accordance with wiring instructions set forth in Exhibit A attached hereto subject to change in accordance with other written instructions provided by Lender from time to time.

5. Prepayment.  Borrower, at its sole discretion, may, with three months prior written notice to Lender, prepay all or any portion of the outstanding principal balance of this note, all accrued and unpaid interest, and all charges, expenses and other amounts payable by Borrower to Lender at any time without payment of any prepayment fee.  In addition, Borrower will pay to Lender, in full or partial prepayment hereunder, any Excess Capital, immediately upon the receipt by Borrower of such Excess Capital.  Finally, Borrower will pay to Lender, in full or partial prepayment hereunder, concurrently with any payment made under the NHP Note, an amount equal to the amount so paid under the NHP Note multiplied by a fraction, the numerator of which is the principal amount then outstanding under this note and the denominator of which is the principal amount then outstanding under the NHP Note.

6. Late Charge.  Borrower acknowledges that any default in any payment due under this note, other than the outstanding principal balance of this note due on the Maturity Date, will result in loss and additional expense to Lender in handling such delinquent payments and meeting Lender’s other financial obligations.  Because such loss and additional expense are extremely difficult and impractical to ascertain, Borrower agrees that if any payment hereunder, other than the outstanding principal balance of this note due on the Maturity Date, is not paid within 10 days after the due date, Borrower shall pay, as a reasonable estimate of such loss and expense, a late charge equal to the lesser of [i] 5% of the amount of the overdue payment, or [ii] the maximum amount permitted by applicable law.

7. Application of Payments.  Unless Lender elects otherwise, in its sole discretion, all payments and other amounts received by Lender shall be credited as follows:  [i] first to any charges, costs, expenses and fees payable by Borrower under this note or the Mortgage, or incurred by Lender for the protection of any collateral securing the payment of this note, if not paid by Borrower by the due date; [ii] second to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; [iii] third to accrued but unpaid interest on this note; [iv] fourth, to the principal amount outstanding; and [v] fifth, the balance, if any, to Borrower.

8. Default.  The occurrence of an “Event of Default” under the Master Lease 1 Mortgage, the Master Lease 2 Mortgage, Master Lease 1 as long as Lender or any affiliate of Lender is a landlord thereunder, Master Lease 2 as long as Lender or any affiliate of Lender is a landlord thereunder, or any other document providing security for or guarantee of repayment of this note shall be an Event of Default hereunder.

9. Acceleration.  Upon the occurrence of any Event of Default, in addition to all other remedies under the Mortgage, any other security for this note, and at law or in equity, at the option of Lender [i] the outstanding principal balance of this note and all accrued and unpaid interest thereon and all other amounts payable by Borrower to Lender shall be immediately due and payable, and [ii] all such amounts shall bear interest at the Default Rate from the date of the Event of Default until paid.  Lender may exercise either or both options without notice or demand of any kind.

10. Governing Law.  This note shall be governed by and construed in accordance with the internal laws of the State, without giving effect to the conflict of laws rules thereof.

11. Time is of the Essence.  Time is of the essence in the payment of this note.  All grace periods in any Collateral Document that apply to a default shall run concurrently.

12. Holidays.  If any installment of this note becomes due on a day which is not a Business Day, Borrower may pay the installment on the next succeeding Business Day on which banking institutions are open.

13. Waivers.  None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this note or any Collateral Document may rely:  [i] Lender’s acceptance of one or more late or partial payments; [ii] Lender’s forbearance from exercising any right or remedy under this note or any Collateral Document; or [iii] Lender’s forbearance from exercising any right or remedy under this note or any Collateral Document on any one or more occasions.  Lender’s exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time.  Lender’s rights and remedies under this note, the Collateral Documents, and the law and equity are cumulative to, but independent of, each other.

14. Representations.  Each party to this note and each Collateral Document: [i] acknowledges that Lender would not have extended the credit evidenced by this note and will not continue to extend the credit but for the obligations of each; [ii] warrants that each has executed this note or the Collateral Documents to induce Lender to extend and to continue to extend the credit; [iii] warrants that each has received good and valuable consideration for executing this note or any Collateral Document; and [iv] warrants that neither has executed this note or any Collateral Document in reliance upon the existence of the security for or guaranty or promise of the payment of this note.

15. Indulgences.  Without notice, Lender may do or refrain from doing anything affecting this Note or any Collateral Document, as many times as Lender desires, including the following:  [i] granting or not granting any indulgences to anyone liable for payment of this note or to anyone liable under any Collateral Document; [ii] releasing any security or anyone or any property from liability on this note or any Collateral Document; or [iii] amending this note or any Collateral Document, with the consent of Borrower, including extending the time for payment of this note, in accordance the terms of such Collateral Documents.

16. No Release of Liability.  No obligations of any party to this Note shall be affected by [i] any default in this note or any Collateral Document when accepted by Lender or arising any time thereafter; [ii] the unenforceability of or defect in this note or in any Collateral Document or any interest conveyed by any Collateral Document; [iii] any decline in the value of any interest in any property conveyed by any Collateral Document; or, [iv] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of any party to this note or any Collateral Document or the start of insolvency proceedings by or against any such party.  EACH PARTY TO THIS NOTE WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES.  No party to this note or any Collateral Document may enforce any right of subrogation or contribution unless and until this note is paid in full and waives all rights of subrogation against any party that is subject to insolvency proceedings unless and until this note is paid in full.

17. Notices.  All notices, demands, requests and consents (hereinafter “notices”) given pursuant to this note shall be in writing, and shall be served by [i] personal delivery; [ii] United States Mail, postage prepaid; or [iii] nationally recognized overnight courier to the following addresses:

To Borrower:	Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attn: Eric Mendelsohn
Senior Vice President, Corporate Development

To Lender:	Health Care REIT, Inc.
One SeaGate, Suite 1500
P.O. Box 1475
Toledo, Ohio 43603‑1475
Attn: Jeffrey H. Miller
Executive Vice President and General Counsel

All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after deposit in the United States mail or one Business Day after deposit with the overnight courier.  Lender and Borrower may change their notice address at any time by giving the other party written notice of such change.

18. Representation and Warranty Regarding Business Purpose.  Borrower represents and warrants that the Loan evidenced by this note is for business purposes only and not for personal, family, household, or agricultural purposes.

19. Security.  This note is secured by any and all collateral at any time granted to Lender to secure any obligations of Borrower to Lender related to the Loan, including, but not limited to, the Master Lease 1 Mortgage and the Master Lease 2 Mortgage.

20. Protest.  Except as otherwise expressly provided in the Mortgage, each party to this note jointly and severally waives protest, notice of protest, demand, dishonor or default, presentment for payment, notice of intent to declare this note immediately due and payable, notice of declaration that this note is immediately due and payable in full, all other notices, and all demands.

21. Savings Clause.  The intention of Lender and Borrower is to comply with the laws of the State concerning the rate of interest on this note.  Notwithstanding any other provision in this note or in any other document given in connection with this note, Borrower shall not be required to pay interest in excess of the maximum lawful rate.  To the extent the amount of interest provided in this note ever exceeds the maximum lawful rate (the “Excess Interest”):  [i] the provisions of this paragraph shall govern and control; [ii] Borrower shall not be obligated to pay any Excess Interest; [iii] any Excess Interest that Lender may have received shall be credited against the then outstanding balance due under this note and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be refunded to Borrower; [iv] the rate of interest under this note or the Default Rate, as and if applicable, shall be automatically reduced to the maximum lawful rate and this note and any other documents given in connection therewith shall be deemed reformed and modified to reflect such reduction; and [v] subject to the foregoing provisions of this paragraph, Borrower shall have no action or remedy against Lender for any damages whatsoever or any defense to enforcement of the note or any other documents given in connection therewith arising out of the payment or collection of any Excess Interest.  In determining whether interest paid or payable on this note exceeds the maximum lawful rate, Borrower agrees to exclude voluntary prepayment fees from the calculation of interest and to spread the total amount of interest throughout the entire contemplated term of this note.

22. Attorney’s Fees and Expenses.  Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in administering the Loan and the security for the Loan, enforcing or preserving Lender’s rights under this note or any Collateral Document, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [i] reasonable attorney’s and paralegal’s fees and disbursements; [ii] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [iii] court costs; [iv] the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [v] consulting and witness fees incurred by Lender in connection with any litigation or other proceeding.

23. Severability.  If any clause, provision, section or article of this note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.

24. Assignment.  Borrower shall not assign its rights nor delegate its obligations under this note.

25. Amendment.  This Note may not be amended except in writing signed by Borrower and Lender.  All references to this Note, whether in this note or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Note and all substitutions made therefor after the date hereof.

26. CONSENT TO JURISDICTION.  BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE TERM SHEET FOR THE LOAN EVIDENCED BY THIS NOTE; [II] THIS NOTE; OR [III] ANY COLLATERAL DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE.  BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.  BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LENDER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE TERM SHEET, THIS NOTE, OR ANY COLLATERAL DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO UNLESS SUCH COURTS LACK SUBJECT MATTER OR IN PERSONAM JURISDICTION IN WHICH CASE SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN ANY COURT WHICH HAS SUCH JURISDICTION.

BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY LENDER IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW.  NOTHING HEREIN SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

27. WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER, BY ITS ACCEPTANCE OF THIS NOTE, BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS NOTE.

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IN WITNESS WHEREOF, the undersigned has executed this note effective as of the date first set forth above.

EMERITUS CORPORATION By: /s/ Eric Mendelsohn Eric Mendelsohn, Senior Vice President, Corporate Development

ACCEPTANCE BY LENDER

The foregoing First Amended and Restated Note is hereby accepted by Lender in full substitution for the Original Note (as defined herein).  The Original Note (but not the indebtedness evidenced by the Original Note) is hereby cancelled.

Executed as of July 9, 2010.

HEALTH CARE REIT, INC. By: /s/ Erin C. Ibele Title: Senior Vice President-Administration and Corporate Secretary

EXHIBIT A:  WIRE TRANSFER INSTRUCTIONS

HEALTH CARE REIT, INC.
WIRE TRANSFER INSTRUCTIONS